Exhibit 99.1
News Release

Hi-Crush Partners LP Unitholders Approve Conversion to a C-Corporation to Be Named Hi-Crush Inc.

•	Conversion expected to enable further diversification, enhance growth potential and expand shareholders’ rights

•	Hi-Crush Inc.’s common stock to begin trading under the ticker symbol HCR on the New York Stock Exchange on June 3, 2019

Houston, Texas - May 22, 2019 - Hi-Crush Partners LP (NYSE: HCLP), "Hi-Crush" or the "Partnership", announced today that unitholders approved the proposed Plan of Conversion (the "Conversion") at the Special Meeting of Unitholders held on May 22, 2019.

Pursuant to the Conversion, after the market close on May 31, 2019, the outstanding common units representing limited partner interests in the Partnership (the "Units") will each be exchanged for one share of common stock, par value $0.01 per share, (the "Common Stock") of Hi-Crush Inc. (the "Corporation"). Unitholders will receive, in exchange for their Units, 100% of the Common Stock to be outstanding immediately following the Conversion. Beginning on June 3, 2019, the Corporation’s Common Stock will be listed on the New York Stock Exchange under the symbol "HCR". As of May 20, 2019, there were 101,105,766 Common Units outstanding, and upon completion of the one-for-one conversion, Hi-Crush expects to have the same number of Common Shares outstanding.

"We thank all unitholders who voted and appreciate the overwhelming support we received in favor of Conversion," said Robert E. Rasmus, Chairman and Chief Executive Officer of Hi-Crush. "The Conversion remains critical to the future success of Hi-Crush, enables diversification and enhances growth potential, while better aligning our corporate structure and evolving business model. The conversion to a C-Corp will also streamline corporate governance, delivering benefits to our shareholders through enhanced protections and rights commonly associated with the traditional structure. In addition, we believe that the Conversion will increase Hi-Crush’s access to, and lower the cost of, capital through an expanded field of potential investors."

Following completion of the Conversion on May 31, 2019, the business currently conducted by the Partnership will be conducted by the Corporation, with no change to operating management or the board of directors.

About Hi-Crush

Hi-Crush is a fully integrated, strategic provider of proppant and logistics solutions to the North American petroleum industry. We own and operate multiple frac sand mining facilities and in-basin terminals, and provide mine-to-wellsite logistics services that optimize proppant supply to customers in all major oil and gas basins in the United States. Our PropStream® service, offering both container- and silo-based wellsite delivery and storage systems, provides the highest level of flexibility, safety and efficiency in managing the full scope and value of the proppant supply chain. Visit HiCrush.com.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "should," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "hope," "plan," "estimate," "anticipate," "could," "believe," "project," "budget," "potential," "likely," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the SEC, including those described under Item 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2018 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation, claims or assessments, including unasserted claims; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; difficulty collecting receivables; statements regarding the Conversion; descriptions of our operations and anticipated future performance following the Conversion; and the risk that we may be unable to obtain unitholder approval for the Conversion or achieve expected benefits of the Conversion, or that it may take longer than expected to achieve those benefits. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:
Caldwell Bailey, Lead Investor Relations Analyst
Marc Silverberg, ICR
ir@hicrush.com
(713) 980-6270

Source: Hi-Crush Partners LP